For Immediate Release

Investor Relations Contact:

Arthur Douglas & Associates

Art Batson, 407-478-1120

Wizzard Closes $2.0 Million Equity Financing

Pittsburgh, PA, April 7, 2010 – Wizzard Software Corporation (AMEX: WZE) announced today that it has closed on the previously announced registered direct offering of approximately 8 million shares of its common stock to selected institutional investors at a price of $.25 per share resulting in gross proceeds of approximately $1,975,000. The investors also received warrants to purchase approximately five million shares of common stock at an exercise price of $.35 per share.

The shares and warrants were offered as a registered direct offering under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (SEC).

The net proceeds of the financing will be used for general corporate purposes, including working capital, App development and capital expenditures, as well as for other strategic purposes.

“We see significant growth opportunity for our podcast Apps business and with this capital raise we believe we can now accelerate the growth of our mobile media business to keep up with the rapidly changing entertainment consumption habits of consumers worldwide,” says Chris Spencer, Wizzard CEO.  “This is the future consumption and monetization model for online media and Wizzard is delivering it today. As we continue to be the publishing platform of choice for the best podcast publishers we expect to continue along our path of becoming one of the top global new media powerhouses of the future.”

The securities were offered by means of a prospectus supplement and accompanying prospectus, forming a part of the effective registration statement, a copy of which may be obtained at the SEC’s website at http://www.sec.gov.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Wizzard Software

Through its Media business segment, Wizzard Media provides podcast publishers with distribution and monetization services.  Our clients include Microsoft, National

Geographic, Harvard Business Review, Usher, NPR and more than 12,000 others who use Wizzard Media products to measure their podcast audience, deliver popular audio and video entertainment and monetize their content through advertising and App sales.  In 2009, the Wizzard Media Network received over 1.4 billion podcast requests from approximately 50 million people worldwide through iPods, iPhones, iTunes, Zune and many other devices and destinations.  We are part of a publicly held, Pittsburgh based company with Software and Healthcare business segments, thousands of shareholders and a world-class team.  Visit us on the web at www.wizzardsoftware.com/media, email us at contact@wizzard.tv.

Legal Notice

Legal Notice Regarding Forward-Looking Statements: "Forward-looking Statements" as defined in the Private Securities litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies and acts of terror against the United States.